   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2000

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            NTN COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        31-1103425
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                       THE CAMPUS -- 5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 438-7400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               STANLEY B. KINSEY
                            NTN COMMUNICATIONS, INC.
                       THE CAMPUS -- 5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 438-7400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:
                                 C. JAMES LEVIN
                             O'MELVENY & MYERS LLP
                             400 SOUTH HOPE STREET
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 430-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
At such time or times on and after the date on which this Registration Statement becomes effective as the Selling Securityholders may determine.
                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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
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                                      NUMBER OF
                                      SECURITIES         PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF              OF EACH CLASS       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED      TO BE REGISTERED(1)      SECURITY(2)(3)         PRICE(2)(3)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.005 par value
  per share....................       3,251,460              $0.84375           $2,743,419.38            $724.26
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Includes a number of shares of Common Stock initially issuable upon exercise of certain warrants held by the Selling Securityholders and, pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of Common Stock as may be issued from time to time upon exercise of such warrants by reason of adjustment of the number of shares of Common Stock to be issued upon such exercises under certain circumstances outlined.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 457(c), the price of the Common Stock is based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on December 8, 2000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

      THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES PURSUANT TO THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED DECEMBER 11, 2000.

PROSPECTUS

                            NTN COMMUNICATIONS, INC.

                              3,251,460 Shares of
                                  Common Stock

                           -------------------------

     The Selling Securityholders who are identified in this Prospectus may offer and sell from time to time up to 3,246,460 shares of Common Stock of NTN Communications, Inc. by using this Prospectus.

     The offering price for the Common Stock may be the market price for our Common Stock prevailing at the time of sale, a price related to the prevailing market price, at negotiated prices or such other price as the Selling Securityholders determine from time to time.

     Our Common Stock is traded on the American Stock Exchange (AMEX) under the ticker symbol "NTN." On December 8, 2000, the closing price of our Common Stock, as reported by the AMEX, was $0.84375 per share.

                           -------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS, TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION," CAREFULLY BEFORE YOU INVEST.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December   , 2000.

                               TABLE OF CONTENTS

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
Summary.....................................................    1
Risk Factors................................................    2
Recent Company Developments.................................    9
Forward-Looking Statements..................................    9
Use of Proceeds.............................................   10
Selling Securityholders.....................................   11
Plan of Distribution........................................   12
Legal Matters...............................................   12
Experts.....................................................   12
Where You Can Find More Information.........................   13

                                    SUMMARY

     You should read the following summary together with the more detailed information about our company and the Common Stock being sold in this offering, including "Risk Factors" and our consolidated financial statements and related notes, contained elsewhere in this Prospectus or incorporated by reference.

     We are a developer and distributor of interactive game content, and we own and operate the largest "out-of-home" interactive consumer marketing television network in the United States. We operate our businesses through two operating divisions, the NTN Network(R) and BUZZTIME, Inc.(TM)

     The NTN Network is North America's largest "out-of-home" interactive television network. The unique private network, distributed by Internet-enhanced technology, broadcasts a variety of interactive multi-player sports and trivia games 365 days a year to hospitality venues such as restaurants, sports bars, hotels, clubs and military bases totaling approximately 3,450 locations in North America as of November 20, 2000. A unique feature of the NTN Network's interactive programming is that all players compete in real-time within each location and are ranked at the end of each game against players in all locations throughout North America. This enables each location to create on-premises promotions to increase patron loyalty as well as allowing NTN to capture national sponsors who want to use the competitions as a promotional tool.

     In April 1999, we began upgrading the NTN Network by introducing a new Windows 98-based "Digital Interactive TV" system (DITV) to replace our decade-old DOS-based system. The new DITV system uses the latest Windows-based development tools and multimedia capabilities, resulting in enhanced, high-resolution graphics and full-motion video, making broadcasts on the NTN Network more appealing.

     BUZZTIME, our wholly-owned subsidiary formed in December 1999, functions both as a game web site, BUZZTIME.com soft-launched in May 2000, and as a developer and distributor of game content. As a developer, BUZZTIME will continue to augment our expansive interactive game libraries. As a distributor, BUZZTIME broadcasts live play-along game shows to a broad array of interactive networks and platforms, including the Internet and online services, interactive television and hand-held devices.

     Our current strategy is (i) to increase the number of locations serving the NTN Network through inexpensive broadband connectivity and the availability of inexpensive wireless Internet appliances and (ii) to develop and take the BUZZTIME brand beyond the Internet and online services to multiple consumer interactive platforms and to gain player registrations and loyalty, regardless of the consumer's point of access. The NTN Network will be a key element in promoting the BUZZTIME brand. In the future, we expect to generate revenues through a combination of direct consumer marketing, advertising, game sponsorships, pay-to-play and subscription models across all platforms. There can be no assurance, however, that we will be successful in executing this strategy.

                                  RISK FACTORS

     The shares of Common Stock being offered involve a high degree of risk. You should carefully consider the following risk factors and all other information contained in this Prospectus before you buy shares of our Common Stock. The trading price of our Common Stock could decline due to any of these risks, and you could lose all or part of your investment.

RISKS ASSOCIATED WITH NTN COMMUNICATIONS, INC.

     We Incurred a Significant Net Loss During the First Nine Months of 2000 and We Expect to Incur Significant Net Losses in the Future. The net loss for the nine months ended September 30, 2000 of $3.9 million would have been approximately $5.7 million, except for a one-time reduction of expenses during the period attributable to a reversal of a put right liability. This compares to a net loss before gain on the sale of a subsidiary of $3.1 million for the nine months ended September 30, 1999. We expect to incur significant operating and net losses for the next four quarters due primarily to our continued development of the BUZZTIME subsidiary.

     Our Limited Liquidity and Capital Resources May Constrain Our Ability to Operate and Grow Our Business. At September 30, 2000, our current assets exceeded our current liabilities by approximately $35,000. We currently have a revolving line of credit agreement which provides for borrowings not to exceed the lesser of $4.0 million or three times trailing monthly collections or three times annualized trailing adjusted EBITDA. As of November 20, 2000, the maximum of $4.0 million was available to us and approximately $2,877,000 was outstanding under the line. The line of credit is secured by substantially all of our assets. Notwithstanding our raising of $2.0 million in gross proceeds in a privately placed equity offering in November 2000, our liquidity and capital resources remain limited and this may constrain our ability to operate and grow our business.

     We Will Need to Raise Additional Financing After This Offering in Order to Continue Operations. Although we raised $2.0 million in a privately-placed equity offering completed in November 2000, we will need to raise additional equity or debt financing to execute our business plans. We believe the maximum amount to be raised is approximately $15 million in the next twelve months. We cannot give assurances that we will be able to raise capital, if at all, on terms that we believe to be satisfactory. If we are unable to raise capital when needed, or if our cash flows are less than we anticipate, or if we incur unanticipated expenses, our ability to develop and market BUZZTIME.com and improve and expand the DITV Network will be materially adversely affected. Any additional equity financing may be done on terms which are dilutive to stockholders.

     Lack of Compliance with American Stock Exchange Guidelines. AMEX has published a set of continued listing guidelines that it follows to determine whether an AMEX-listed company should be allowed to continue the trading or listing of its securities on the exchange. Under these guidelines, the AMEX will consider suspending or "delisting" a company's securities from the exchange if it has sustained operating or net losses in its five most recent fiscal years. As we reported in our 1999 Annual Report on Form 10-K, we incurred a net loss of $2,498,000 for the year ended December 31, 1999, representing our fifth consecutive year of losses. As such, we are technically not in compliance with the continued listing guidelines of the AMEX.

     We have received correspondence from the AMEX indicating that, despite the fact that NTN does not currently meet the guidelines, the AMEX will continue the listing of our Common Stock pending periodic reviews by the AMEX of NTN's quarterly and annual SEC filings and certain other financial information. We cannot assure investors that our Common Stock will remain listed on the AMEX or any other exchange or quotation system in the future. If our Common Stock is delisted from the AMEX, holders of our Common Stock may experience decreased liquidity, and our stock price could be adversely affected.

     New Products and Rapid Technological Change May Affect Our Operations. The emergence of new entertainment products and technologies, changes in consumer preferences and other factors may limit the life cycle of our technologies and any future products and services we develop. Accordingly, our future performance will depend on our ability to:

     - identify emerging technological trends in our market;

     - identify changing consumer needs, desires or tastes;

     - develop and maintain competitive technology, including new product and service offerings;

     - improve the performance, features and reliability of our products and services, particularly in response to technological changes and competitive offerings; and

     - bring technology to the market quickly at cost-effective prices.

There can be no assurance that we will be successful in developing and marketing new products and services that respond to technological and competitive developments and changing customer needs, or that such products and services will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could have a material adverse effect on our business, financial condition and operating results.

     We May Sell Equity Interests in BUZZTIME to Third Parties. In December 1999, we established a wholly-owned subsidiary, BUZZTIME, Inc., a Delaware corporation. BUZZTIME functions both as a developer and a distributor of game content. As a developer, BUZZTIME continues to augment our expansive interactive game library. As a distributor, BUZZTIME broadcasts live play-along game shows to a broad array of interactive networks and platforms, including the Internet and online services, interactive television and hand-held devices.

     We believe that there may be divergent investment preferences between the strategies pursued by the NTN Network and BUZZTIME and may decide in the future to raise additional financing by issuing and selling equity interests in BUZZTIME to third parties. To enhance the ability of BUZZTIME to raise such financing, we have previously contributed and may contribute in the future certain of our assets to BUZZTIME in order to allow the development of a distinct identity which we believe is necessary for it to effectively grow as a separate concern. These assets may include our extensive trivia game show library and our interactive play-along sports games and related intangible assets. However, we can give you no assurance that any contribution of assets to BUZZTIME will facilitate such a financing in the future.

     Our Inability To Protect Our Intellectual Property Could Seriously Damage Our Business. We rely on a combination of trademarks, copyrights and trade secret laws to protect our proprietary rights in certain of our products. Furthermore, it is our policy that all employees and consultants involved in research and development activities sign nondisclosure agreements. Our competitors may, however, misappropriate our technology or independently develop technologies that are as good as or better than ours. Our competitors may also challenge or circumvent our proprietary rights. If we have to initiate or defend against an infringement claim in the future to protect our proprietary rights, the litigation over such claims could be time-consuming and costly to us, adversely affecting our financial condition.

     If We Fail To Manage Our Growth Effectively, We May Lose Business and Experience Reduced Profitability. Continued implementation of our business plan requires an effective planning and management process. Our anticipated future growth will continue to place a significant strain on our management systems and resources. If we are to grow successfully, we must:

     - improve our operational, administrative and financial systems;

     - expand, train and manage our workforce; and

     - attract and retain qualified management and technical personnel.

     We plan to continue adding personnel to our technical department. However, competition for qualified personnel is intense, particularly for employees with technical expertise. The success of our business depends on hiring and retaining suitable personnel.

     If Our Key Personnel Leave Us, Our Business May Be Adversely Affected. Our success greatly depends on the efforts of our executive management, including the Chief Executive Officer, Chief Financial Officer, President of BUZZTIME, Chief Technology Officer, Vice President of Marketing, Vice President of Commercial Sales, Vice President of Advertising Sales and Vice President of Operations. Our ability to operate successfully will depend significantly on the services and contributions of each of these key people. Our business and operations may be adversely affected if one or more key executives were to leave.

RISKS ASSOCIATED WITH INTERACTIVE TELEVISION

     Our Prospects for Growth Are Uncertain. Our DITV Network, introduced in April 1999, has been installed in approximately 2,430 subscriber locations as of October 2000. An additional 1,020 locations continue to subscribe to the original DOS-based NTN network. We currently plan to continue operating our original NTN network and the DITV Network in the United States concurrently until Spring 2001. Our immediate prospects for growth depend, in part, on the successful operation of the new DITV Network and our sales effort. Although we have increased the number of subscriber locations by approximately 150 as of October 2000 compared to October 1999, we cannot assure investors that this trend will continue. We also cannot assure that we can implement and operate the DITV Network profitably.

     We Face Significant Competition. The entertainment business is highly competitive. We compete with other companies for total entertainment related revenues in the marketplace. Our network programming competes generally with broadcast television, direct satellite programming, pay-per-view, other content offered on cable television, and other forms of entertainment. Furthermore, certain of our competitors have greater financial and other resources available to them. With the entrance of motion picture, cable and television companies, competition in the interactive entertainment and multimedia industries will likely intensify in the future. In January 1999, The Walt Disney Company introduced interactive programming broadcast in conjunction with live sporting and other events which competes directly with our programming.

     We also compete with other content and services available to consumers through online services. Moreover, the expanded use of online networks and the Internet provide computer users with an increasing number of alternatives to video games and entertainment software. We seek to compete by providing high quality products, thereby establishing a favorable reputation among frequent users. There can be no assurance, however, that we can compete effectively. The entertainment industry is continuing to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of our products and services.

     We Depend on a Single Supplier of Playmakers(R). We currently purchase our 900 megahertz Playmakers from a single, unaffiliated Taiwanese manufacturer. We are currently soliciting bids for the manufacture of our Playmakers. Unless and until we succeed in establishing additional manufacturing relationships, we will continue to depend on our current sole source supplier of Playmakers. If we lose our supplier, our growth will slow until an alternative supplier is identified.

     Communication Failures With Our Subscriber Locations Will Impact Our Business. We rely on both satellite and telephone systems to communicate with our subscriber locations. Interruption in communications with our subscriber locations may materially impact our business. From time to time, we have had disputes with our primary telephone service provider. We are presently reviewing alternative telephone service providers and establishing contingency plans; however, such alternative providers and contingency plans have not been finalized.

     Additional Risks With Interactive Television. We face numerous other risks with our interactive television business and we can give no assurance that:

     - interactive television will become a successful, scalable medium;

     - we will be successful in generating registrations;

     - trivia and play-along sports games will be accepted and popular;

     - we will be able to monetize the interactive television audience with our products;

     - we will be able to keep pace technologically; or

     - interactive television service providers will grant carriage.

RISKS ASSOCIATED WITH THE INTERNET

     One of our principal business objectives is to increase our direct contact with consumers through our websites, BUZZTIME.com and NTN.com. We face the risks described below in operating the websites on the Internet.

     We May Not Be Successful Executing Our Strategy for BUZZTIME.com. In May 2000, we launched BUZZTIME.com as a game web site. Our strategy is to take the BUZZTIME.com brand beyond the Internet and online services to multiple consumer interactive platforms. We intend to develop BUZZTIME.com into a platform that could deliver targeted marketing messages and special offers to individuals registered on BUZZTIME.com on behalf of direct marketing partners. Although we have entered into agreements with several key partners during 2000, our prospects are subject to risks and uncertainties, including those described below and elsewhere in this Prospectus, and we cannot assure that we will be successful in executing our strategy or that:

     - the current model will be sustainable over time;

     - government legislation will not be enacted to prevent direct marketing activities;

     - we will be able to develop and maintain necessary technology to profitably address a database marketing model;

     - consumer privacy issues will not adversely impact the business model;

     - we will be able to grow the member base to meaningful levels;

     - advertisers will continue to see value in the direct marketing proposition;

     - consumers will value the consideration model (e.g. BuzzBucks);

     - we will not be prevented from sending e-mail to members due to filters/blocks established on major portals; and

     - consumers will "opt in" to the model.

     We Face Significant Internet Competition. The Internet market is new, rapidly evolving and intensely competitive. We expect this competition to intensify in the future due in part to the minimal barriers to entry and the relatively low cost to launch a new web site. We will compete with a variety of other entertainment and multimedia companies on the Internet. Some of these competitors can devote substantial resources to Internet commerce in the near future. Our websites will also compete with traditional providers of entertainment and multimedia content and services.

     We believe that the principal competitive factors we will face in providing entertainment and multimedia content and services through our websites are brand recognition, selection, availability, price, effectiveness of advertising, customer service, technical expertise, convenience, accessibility, quality of search tools and quality of editorial and other site content. Many of our current and potential competitors have large customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, some competitors may be able to obtain services from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to web site and systems development than we can. We cannot assure you that our websites will be able to compete successfully against current or future competitors.

     We Face Rapid Technological Change. The technology used in Internet related industries changes rapidly. This rapid change results in the availability of many new products and services, new industry standards, and frequent changes in user and customer requirements and preferences. The success of our websites will depend, in part, on our ability to do the following:

     - license leading technologies useful in the Internet services business;

     - enhance our websites' existing services;

     - develop new services and technologies that address the increasingly sophisticated and varied needs of our customers; and

     - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We cannot assure you that we will successfully use new technologies effectively or adapt our websites to customer requirements or emerging industry standards.

     We Depend on Continued Growth of the Internet. Our future success depends on the increased use of the Internet. We cannot assure you that the market for Internet services will continue to grow or become sustainable. The Internet may not continue as a viable commercial marketplace because of many factors, including:

     - inadequate development of the necessary infrastructure;

     - lack of development of complementary products such as high speed modems and high speed communication lines; and

     - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity.

     If the Internet and other online services continue to experience significant growth in the number of users, the frequency of use or bandwidth requirements, the infrastructure for the Internet could be affected by capacity constraints. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of service activity. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and could adversely affect usage of the Internet. Our business, prospects, financial condition and results of operations could be materially adversely affected if use of the Internet does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet does not effectively support growth that may occur, or if the Internet does not become a viable commercial marketplace.

     We May Be Liable for the Content We Make Available on the Internet. We make content available on our websites and on the web sites of our advertisers and distribution partners. The availability of this content could result in claims against us based on a variety of theories, including defamation, obscenity, negligence, or copyright or trademark infringement. We could also be exposed to liability for third-party content accessed through the links from our websites to other web sites. We may incur costs to defend ourselves against even baseless claims, and our financial condition could be materially adversely affected if we are found liable for information that we make available. Implementing measures to reduce our exposure to this liability may require us to spend substantial resources and may limit the attractiveness of our services to users.

     Our Business May Suffer If We Have Difficulty Retaining Users on Our Websites. Our business and financial results depend on our ability to retain users on our websites. In any particular month, many of the visitors to our websites are not registered users, and many of our registered users do not visit our websites. We believe that intense competition has caused, and will continue to cause, some of our registered users to seek online entertainment on other web sites and spend less time on our websites. It is relatively easy for Internet users to go to competing sites, and we cannot be certain that any steps we take will maintain or improve our retention of users. In addition, some new users may decide to visit our websites out of curiosity regarding the Internet and may later discontinue using Internet entertainment services. If we are unable to retain our user base, our business and financial results may suffer.

     Laws Restricting the Internet Could Adversely Affect Our Business. Federal, state and foreign governmental organizations are currently considering many legislative and regulatory proposals. If a government authority were to adopt laws or regulations that cover Internet-related issues such as user privacy, pricing and characteristics and quality of products and services provided, the growth of the Internet could be adversely affected. This could lead to a decrease in demand for services offered over the Internet, including those that our websites offer, and could increase the cost of doing business on the Internet. In addition, we do not know how existing laws governing issues such as property ownership, copyright, trade secret, libel and personal privacy will be applied to the rapidly changing Internet. We could be materially adversely affected by any new legislation or regulation or by the application or interpretation of existing laws to the Internet.

RISKS ASSOCIATED WITH THIS OFFERING

     Our Stock Price Has Been Highly Volatile. The trading price of our Common Stock has been and may continue to be subject to wide fluctuations. The stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products and media properties by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, and news reports relating to trends in our markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

     Our Charter Contains Provisions That May Hinder or Prevent a Change in Control of Our Company. Certain provisions of our Certificate of Incorporation could make it more difficult for a third party to acquire control of us, even if such a change in control would benefit our stockholders. For example, our Certificate of Incorporation requires a supermajority vote of at least 80% of the total voting power, voting together as a single class, to amend certain provisions of such document, including those provisions relating to:

     - the number, election and term of directors;

     - the removal of directors and the filling of vacancies; and

     - the supermajority voting requirements of our Certificate of Incorporation.

These provisions could discourage third parties from taking over control of our company. Such provisions may also impede a transaction in which you could receive a premium over then current market prices and your ability to approve a transaction that you consider in your best interests.

     We Do Not Expect to Pay Dividends During the Foreseeable Future. We have never declared or paid any cash dividends on our Common Stock and anticipate that for the foreseeable future any earnings will be retained for use in our business. Our outstanding revolving line of credit prohibits us from paying cash dividends without obtaining prior approval from the lender.

     If the Shares of Our Common Stock Eligible for Future Sales Are Sold, the Market Price of Our Common Stock May Be Adversely Affected. Sales of substantial amounts of our Common Stock in the public market after this Offering or the anticipation of such sales could have a material adverse effect on then-prevailing market prices. As of November 20, 2000, there were approximately 7,426,790 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options at exercise prices ranging from $0.6250 to $6.3750 per share. As of November 20, 2000, there were also outstanding warrants to purchase an aggregate of approximately 2,732,771 shares of Common Stock at exercise prices ranging from $0.6875 to $5.00 per share. As of November 20, 2000, there were approximately 3,137,255 shares of Common Stock reserved for the issuance upon the conversion of the Senior Convertible Subordinated Notes at a conversion price of $1.275. Additionally, we have approximately $14 million of Common Stock remaining under our existing shelf registration for possible future sale.

                          RECENT COMPANY DEVELOPMENTS

     Recent Developments Pertaining to the DITV Network. In 1999, we introduced a new Digital Interactive Television Network ("DITV Network") with a Windows-based platform and 900 MHz Playmakers to replace our original NTN Network, which is DOS-based with 49 MHz Playmakers. The DITV Network contains many new features, such as full-motion video capabilities and high-resolution graphics, to allow more compelling content and better advertising opportunities. In addition, the new, more consumer friendly Playmakers have increased transmission range and have a longer battery life. They feature a much larger, eight line LCD screen that displays sports scores and other ticker information. They also enable electronic, text-based chat between patrons.

     NTN has experienced higher operating costs with the DITV Network. The increased costs associated with transmitting the larger data files associated with full-motion advertisements and new programming content have been partially offset by lower costs for technical service and equipment repairs. NTN is testing alternative data transmission methods and file compression technologies to reduce these costs, but we cannot give assurances that we will be able to do so.

     As of October 2000, approximately 2,430 DITV systems were installed, representing approximately 70% of the total network. We estimate that NTN will convert 40% of the remaining 1,000 systems on the original NTN Network to the DITV Network. Of the 600 systems remaining, approximately 500 are operated by our Canadian licensee who will continue to operate the original NTN Network for the foreseeable future. We anticipate service will be terminated as to the remaining 100 systems in accordance with existing contract terms with our customers. We expect that NTN will require approximately $1.1 million in capital expenditures and will incur approximately $200,000 in one-time costs to convert the additional 400 systems.

     Recent Developments Pertaining to BUZZTIME. We entered an exclusive contract with inflightonline to provide BUZZTIME trivia and chat services as part of the inflightonline service running on commercial airlines. We also soft-launched www.buzztime.com and have generated in excess of 350,000 registrations to date. We extended our agreement with FOXSPORTS.com, News Digital Media's sports site on the Internet, for distribution of our Predict-The-Play(TM), live, interactive football strategy game for the 2000-01 NFL season. Under the terms of the agreement, News Digital Media has licensed BUZZTIME's Predict-The-Play(TM) game as a feature to be hosted on the FOXSPORTS.com site, with both companies sharing in advertising revenue and registration rights. Most recently, we entered into a licensing and promotion agreement with Yahoo! Inc., a leading global Internet communications, commerce and media company for integration of the BUZZTIME trivia game content into the Yahoo! games application.

     Public Offering of Common Stock. We raised gross proceeds of $6.0 million in April 2000 through the underwritten sale of 2,000,000 shares of Common Stock pursuant to our existing shelf registration statement. The net proceeds from the sale, which totaled approximately $5,163,000, were used primarily for working capital and general corporate purposes relating to the Company's launch of its new game portal, BUZZTIME.com and ongoing conversion of the NTN Network's hospitality locations to the Company's new DITV technology.

     Private Placement of Common Stock and Warrants. In November 2000, we sold for $2.0 million in gross proceeds in a private placement to two accredited investors an aggregate of 1,218,584 restricted shares of our Common Stock and warrants to purchase a total of 609,292 shares of Common Stock initially exercisable at $1.64125 per share. If we do not raise an additional $5.0 million in capital within six months, the investors will be able to exercise warrants for an additional 609,292 shares of Common Stock. The warrants expire three years from the date the warrants were initially exercisable and are subject to downward repricing every six-months. The investors may also receive more shares of our Common Stock under certain circumstances pursuant to certain additional rights.

                           FORWARD-LOOKING STATEMENTS

     We make statements in this Prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words "anticipate," "believe," "may," "estimate," "expect," and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

     All forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those discussed under "Risk Factors" in this Prospectus and in our Annual Report on Form 10-K. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the information set forth under "Risk Factors" in this Prospectus.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Securityholders pursuant to this Prospectus. We will receive proceeds if Selling Securityholders exercise their warrants to purchase shares of Common Stock. If all of the Selling Securityholders were to exercise their warrants, we would receive gross proceeds of $2.0 million (assuming that all warrants vest and are exercised at their initial exercise price; the actual exercise price may be lower). When and if we receive these funds, they will be used for general corporate purposes.

                            SELLING SECURITYHOLDERS

     The shares of Common Stock offered by this Prospectus have been or will be issued to the Selling Securityholders (or their assignees) directly by our company. The following table sets forth certain information with respect to the beneficial ownership of shares of our Common Stock by the Selling Securityholders as of November 30, 2000 and the number of shares which may be offered pursuant to this Prospectus for the account of each of the Selling Securityholders or their transferees from time to time. Except as described in the footnotes to the table, to the best of our knowledge, none of the Selling Securityholders has had any position, office or other material relationship with our company within the past three years (other than as a security holder). In no event shall either BayStar Capital, L.P. or BayStar International, Ltd. be entitled to exercise the warrants, nor will we recognize, such exercise such that upon giving effect to such exercise would cause the aggregate number of shares of Common Stock beneficially owned by either BayStar Capital, L.P. or BayStar International, Ltd. and their affiliates to exceed 4.99% of the outstanding shares of Common Stock following such exercise.

                                                   MAXIMUM NUMBER OF
                             NUMBER OF SHARES      SHARES WHICH MAY     NUMBER OF SHARES    PERCENT OF CLASS
                                  OWNED             BE SOLD IN THIS     OWNED AFTER THE     OWNED AFTER THE
 SELLING SECURITYHOLDER    PRIOR TO OFFERING(1)     OFFERING(1)(2)        OFFERING(2)         OFFERING(2)
 ----------------------    --------------------    -----------------    ----------------    ----------------
BayStar Capital,
  L.P.(3)................       2,437,167              2,437,167               0                  0.0%
BayStar International,
  Ltd.(3)................         609,293                609,293               0                  0.0%
Spencon Integrated
  Solutions LLC(4).......         175,000                175,000               0                  0.0%
Sikander, Inc.(5)........          30,000                 30,000               0                  0.0%

-------------------------
(1) Assumes exercise of all warrants beneficially owned by the Selling Securityholders for the maximum number of shares permitted as of November 30, 2000, whether or not such warrants have vested.

(2) Assumes that each Selling Securityholder will sell all shares of our Common Stock offered under this Prospectus.

(3) Includes the number of shares of our Common Stock issued in the November 2000 private placement of 974,867 shares and 243,717 shares issued to BayStar Capital, L.P. and BayStar International, Ltd., respectively, the number of shares of our Common Stock issuable upon exercise of warrants of 974,867 and 243,717 shares to BayStar Capital, L.P. and BayStar International, Ltd., respectively, and up to an additional 609,292 shares may be issued under certain additional rights granted to these Selling Securityholders.

(4) Represents 200,000 shares of our Common Stock issuable upon exercise of warrants.

(5) Represents 30,000 shares of our Common Stock issuable upon exercise of warrants.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be sold by the Selling Securityholders or by their respective pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The shares may be sold by one or more of the following (as well as other methods of sale):

     - one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the Selling Securityholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchase by a broker or dealer as principal and resale by such broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     - privately negotiated transactions between the Selling Securityholders and purchasers without a broker-dealer.

     The Selling Securityholders may effect such transactions by selling shares to or through broker dealers, and such broker-dealers may receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Securityholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers and the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. Except for customary selling commissions in ordinary brokerage transactions, any such underwriter or agent will be identified, and any compensation paid to such persons will be described, in a prospectus supplement. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

     We have agreed to bear all costs, expenses and fees in connection with the registration of the shares of our Common Stock offered by this Prospectus. We have also agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock intended to be sold pursuant to this Prospectus will be passed upon for the Company by O'Melveny & Myers LLP.

                                    EXPERTS

     The consolidated financial statements of NTN Communications, Inc., as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other financial and business information with the SEC. Our SEC filings are available on the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You also can obtain information about us from the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1881.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede information in this Prospectus and in our other filings with the SEC. We incorporate by reference the following which we have previously filed with the SEC under the Securities Exchange Act of 1934 (File No. 0-19383):

     - our Annual Report on Form 10-K, as amended, for the year ended December 31, 1999;

     - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000;

     - our Current Reports on Form 8-K filed on April 17, 2000, April 24, 2000 and November 16, 2000;

     - our Proxy Statement for our Special Meeting of Stockholders held on January 7, 2000; and

     - the description of our Common Stock which is contained in our Registration Statement on Form 8-A.

     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Selling Securityholders sell all of the shares of Common Stock covered by this Prospectus.

     You may request a copy of these filings at no cost, by writing or calling us at the following address:

                                  NTN Communications, Inc.
                                  The Campus -- 5966 La Place Court
                                  Carlsbad, California 92008
                                  Telephone: (760) 438-7400
                                  Attention: Ms. Berger

     You should rely only on the information contained in, or incorporated by reference into, this Prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this Prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents.

     You may also obtain from the SEC a copy of the Registration Statement and exhibits that we filed with the SEC when we registered the shares of Common Stock. The Registration Statement may contain additional information that may be important to you.

------------------------------------------------------
------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE, PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. HOWEVER, YOU SHOULD REALIZE THAT OUR AFFAIRS MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS WILL NOT REFLECT SUCH CHANGES. YOU SHOULD NOT CONSIDER THIS PROSPECTUS TO BE AN OFFER OR SOLICITATION RELATING TO THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION RELATING TO THE SECURITIES IS NOT AUTHORIZED, IF THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR IF IT IS UNLAWFUL FOR YOU TO RECEIVE SUCH AN OFFER OR SOLICITATION.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                            NTN COMMUNICATIONS, INC.

                              3,251,460 Shares of
                                  Common Stock
                           -------------------------
                                   PROSPECTUS
                           -------------------------
                               December    , 2000
------------------------------------------------------
------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the registration of shares of the Selling Securityholders will be borne by the Company and are estimated as follows:

Commission registration fee.................................  $   724.26
Printing and engraving......................................       2,000
Accounting fees and expenses................................       4,000
Legal fees and expenses.....................................      50,000
Miscellaneous expenses......................................       5,000
                                                              ----------
  Total.....................................................  $61,724.26
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation permits the Company to indemnify officers and directors of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines and amounts paid in settlement actually and reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

     The Company has entered into indemnification agreements with certain of its outside directors pursuant to which the Company has agreed to indemnify such directors from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any such directors in or arising out of such person's capacity as a director of the Company or any other corporation of which such person is are a director or officer at the request of the Company to the maximum extent provided by applicable law. In addition, such directors are entitled to an advance of expenses to the maximum extent authorized or permitted by law.

ITEM 16. EXHIBITS

     See the attached Exhibit Index that follows the signature page.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on December 11, 2000.

                                          NTN COMMUNICATIONS, INC.,
                                          a Delaware corporation

                                          By:     /s/ STANLEY B. KINSEY
                                            ------------------------------------
                                                     Stanley B. Kinsey,
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of NTN Communications, Inc., hereby severally constitute and appoint Stanley B. Kinsey, Zach Vela and Kendra
S. Berger, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this registration statement on Form S-3 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                               TITLE                        DATE
                  ---------                               -----                        ----
            /s/ STANLEY B. KINSEY                 Chairman of the Board      December 11, 2000
---------------------------------------------      and Chief Executive
              Stanley B. Kinsey                     Officer (Principal
                                                    Executive Officer)

                /s/ ZACH VELA                    Chief Financial Officer     December 11, 2000
---------------------------------------------      (Principal Financial
                  Zach Vela                              Officer)

              /s/ KENDRA BERGER                   Senior Vice President      December 11, 2000
---------------------------------------------     (Principal Accounting
                Kendra Berger                            Officer)

            /s/ ROBERT M. BENNETT                        Director            December 11, 2000
---------------------------------------------
              Robert M. Bennett

             /s/ BARRY BERGSMAN                          Director            December 11, 2000
---------------------------------------------
               Barry Bergsman

           /s/ ESTHER L. RODRIGUEZ                       Director            December 11, 2000
---------------------------------------------
             Esther L. Rodriguez

                  SIGNATURE                               TITLE                        DATE
                  ---------                               -----                        ----
               /s/ GARY ARLEN                            Director            December 11, 2000
---------------------------------------------
                 Gary Arlen

           /s/ VINCENT A. CARRINO                        Director            December 11, 2000
---------------------------------------------
             Vincent A. Carrino

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
-------                       ----------------------
 3.1       Amended and Restated Certificate of Incorporation of NTN
           Communications, Inc., as amended (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3
           (File No. 333-69383) filed with the Securities and Exchange
           Commission)
 3.2       Certificate of Amendment to Restated Certificate of
           Incorporation of the Company dated March 22, 2000
           (Incorporated by reference to Exhibit 3.3 to the Company's
           Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2000 (File No. 0-19383)
           filed with the Securities and Exchange Commission)
 3.3       Certificate of Amendment to Restated Certificate of
           Incorporation of the Company dated March 24, 2000
           (Incorporated by reference to Exhibit 3.4 to the Company's
           Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2000 (File No. 0-19383)
           filed with the Securities and Exchange Commission)
 3.4       Bylaws of NTN Communications, Inc. (Incorporated by
           reference to Exhibit 3.2 to the Registration Statement on
           Form S-8 (File No. 333-75732) filed with the Securities and
           Exchange Commission)
 4.1       Specimen Common Stock certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A
           (File No. 0-19383) filed with the Securities and Exchange
           Commission)
 4.2       Securities Purchase Agreement, dated November 14, 2000, by and among NTN Communications, Inc. and the Buyers as defined therein
 4.3       Registration Rights Agreement, dated November 14, 2000, by and among NTN Communications, Inc. and the Buyers as defined therein
 4.4       Form of Common Stock Purchases Warrant of NTN
           Communications, Inc., dated November 14, 2000
 4.5       Form of Common Stock Purchases Warrant of NTN
           Communications, Inc., dated November 14, 2000
 4.6       Warrant Agreement, dated November 10, 1999, between NTN
           Communications, Inc. and Spencer Integrated Solutions, LLC
           (Incorporated by reference to Exhibit 4.3 to the Company's
           Current Report on Form 8-K (File No. 001-11460) filed with the Securities and Exchange Commission)
 4.7       Warrant Agreement, dated November 10, 1999, between NTN
           Communications, Inc. and Spencer Integrated Solutions, LLC
           (Incorporated by reference to Exhibit 4.5 to the Company's
           Current Report on Form 8-K (File No. 001-11460) filed with the Securities and Exchange Commission)
 4.8       Warrant Agreement, dated December 20, 1999, between NTN
           Communications, Inc. and Sikander, Inc. (Incorporated by
           reference to Exhibit 4.2 to the Company's Current Report on
           Form 8-K (File No. 001-11460) filed with the Securities and
           Exchange Commission)
 5.1       Opinion of O'Melveny & Myers LLP as to the legality of the
           Common Stock offered hereby (including consent)
23.1       Consent of KPMG LLP, Independent Accountants
23.2       Consent of O'Melveny & Myers LLP (included with Exhibit 5.1)
24         Powers of Attorney (included on page S-1)